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                                                                    Exhibit 23.1

Havas Advertising
Registration Statement, Form S-8

CONSENT OF INDEPENDENT AUDITORS


As independent auditors, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 25, 2001 and June 15, 2001 which is included in Havas Advertising's annual report on Form 20-F for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission.

          Barbier Frinault & Associes
          Member of Andersen Worldwide

          /s/ Christian Chiarasini
          --------------------------
          Christian Chiarasini


Neuilly-sur-Seine Cedex, France
July 15, 2001